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                                                                    EXHIBIT 23.4
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Renaissance Worldwide, Inc. of our report on The Hunter Group, Inc. and Subsidiaries as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, dated February 14, 1997, except for Note 3 as to which the date is September 30, 1997, and Note 11, as to which the date is November 26, 1997, which appears on page 17 of Form 8-K of Renaissance Worldwide, Inc. dated November 5, 1998. We also consent to the reference to our firm under the caption "Experts" in such registration statement on Form S-3.

PricewaterhouseCoopers LLP
Baltimore, Maryland
November 5, 1998